Exhibit 10.125

COLLATERAL PLEDGE AND SECURITY AGREEMENT

This COLLATERAL PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of                  , 2010, by and between Senetek plc, a corporation organized under the laws of England (the “Company”), and DMRJ Group, LLC (the “Holder”).

Pursuant to that certain Securities Purchase Agreement, dated as of even date herewith (the “Purchase Agreement”), between the Company and the Holder, the Holder has extended credit or will extend credit to the Company represented by a convertible promissory note (the “Convertible Note”) in the aggregate principal amount of $3,000,000. To induce the Holder to extend credit to the Company, the Company has agreed to grant a security interest in certain collateral to the Holder;

In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder agree as follows:

1. Certain Definitions. The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Chattel Paper” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Collateral” shall have the meaning specified in Section 2 hereof.

“Commercial Tort Claim” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Company” shall have the meaning specified in the preamble hereto.

“Contracts” shall mean, all right, title and interest of the Company in, to and under, or derived from, any and all sale, service, performance and equipment lease contracts (whether written or oral), and any other contract (whether written or oral), between the Company and third parties.

“Convertible Note” shall have the meaning specified in the Recitals hereto.

“Deposit Account” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Document” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Effective Date” means the date of the Convertible Note, unless the proceeds of the Convertible Note are held in escrow pending the satisfaction of certain conditions or the occurrence of certain events, in which case, the Effective Date shall be the date as of which such proceeds are released from escrow.

“Equipment” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Event of Default” shall have the meaning specified in Section 8 hereof.

“Goods” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Governmental Authority” shall mean any federal, state, local, foreign or other governmental or administrative (including self-regulatory) body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute resolving panel or body and shall include any “governmental unit” as such term is defined in Section 9-102 of the UCC.

“Holder” shall have the meaning specified in the Preamble hereto.

“Indemnitees” shall have the meaning specified in Section 13(a) hereof.

“Instrument” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Insurance Policies” shall mean all insurance policies held by the Company or naming the Company as insured, additional insured or loss payee (including, without limitation, casualty insurance, liability insurance, property insurance and business interruption insurance) and all such insurance policies entered into after the date hereof.

“Intangibles” shall have the meaning ascribed to the term “general intangible” in Section 9-102 of the UCC.

“Inventory” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Investment Property” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Licenses” shall mean all of the Company’s license agreements and covenants not to sue with any other Person with respect to a patent, trademark, service mark or copyright (other than any existing license agreements or covenants not to sue which by their terms prohibit assignment, transfer or the grant of a security interest by the Company or give the other party thereto the right to terminate the same upon an assignment, transfer, or the grant of a security interest thereto), whether the Company is a licensor or licensee under any such license agreement, along with any and all (a) renewals, extensions, supplements and continuations thereof, (b) income, royalties, damages, claims and payments now and hereafter due and/or payable to the Company with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (c) rights to sue for past, present and future infringements thereof, and (d) any other rights to use, exploit or practice any patent, trademark, service mark or copyright of the Company.

“Lien” shall mean any mortgage, pledge, assignment, security interest, encumbrance, lien or charge of any kind, any conditional sale or other title retention agreement or any lease in the nature thereof (including any agreement to give any of the foregoing).

“Noncash Proceeds” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Obligations” shall have the meaning specified in Section 3 hereof.

“Payment Intangible” shall have the meaning ascribed to such term in Section 9-102 of the UCC.

“Pension Plan Reversions” shall mean the Company’s right to receive the surplus funds, if any, which are payable to the Company following the termination of any employee pension plan and the satisfaction of all liabilities of participants and beneficiaries under such plan in accordance with applicable law.

“Permitted Liens” shall have the meaning set forth in the Purchase Agreement.

“Permitted Transactions” shall mean (a) the sale of the Skin Care Business (as defined in the Purchase Agreement), (b) the dissolution of Carmé Cosmeceutical Sciences, Inc., a subsidiary of the Company, and (c) the dissolution of Senetek Denmark ApS, a subsidiary of the Company.

“Person” shall have the meaning ascribed to such term in Section 9-102 of the UCC and shall include any individual, partnership, joint venture, firm, corporation, limited liability company, limited liability partnership, association, trust or other enterprise or any Governmental Authority.

“Proceeds” shall have the meaning ascribed to such term in Section 9-102 of the UCC and shall include, without limitation, (a) any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority), (b) any and all amounts paid or payable to the Company for or in connection with any sale or other disposition of all or any part of the Collateral and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Purchase Agreement” shall have the meaning specified in the Recitals hereto.

“Receivables” shall mean all Accounts, Documents, Instruments and Chattel Paper.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

“Third Party Claims” shall have the meaning specified in Section 13(a) hereof.

2. Grant of a Security Interest. As security for the prompt and complete payment and performance when due of all the Obligations, as of the Effective Date, the Company hereby pledges, assigns, transfers and grants to the Holder, a continuing first-priority security interest in and to all of the Company’s right, title and interest in, to and under the following property, wherever located, now existing or hereafter arising from time to time (collectively, “Collateral”): (a) all Receivables; (b) all Inventory; (c) all books, records, ledgers, print-outs, file materials and other papers containing information relating to Receivables and any account debtors in respect thereof, together with all Contracts; (d) all Equipment; (e) all Intangibles; (f) all Investment Property; (g) all Insurance Policies; (h) all Pension Plan Reversions; (i) all Licenses; (j) all Deposit Accounts; (k) all Commercial Tort Claims; (l) all Goods; (m) any and all other property of the Company of every name and nature which from time to time after the date hereof, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by the Company or by anyone on its behalf or with its consent to the Holder, as and for additional security for the payment of the Obligations; and (n) all Proceeds and Noncash Proceeds of any and all of the foregoing; including, without limitation, all of the Company’s right, title and interest in, to and under shares of capital stock of each of the Subsidiaries and any other subsidiary; provided, that, the Collateral shall specifically exclude the Company’s property and assets comprising the Skin Care Business.

3. The Company’s Obligations Secured Hereby. This Agreement secures, and the Collateral is collateral security for, the prompt payment and performance in full when due by acceleration of all obligations of the Company under or in respect of the Convertible Note (including, without limitation, the Company’s obligations to pay principal and all other charges, fees, expenses, commissions, reimbursements, indemnities and other payments related to or in respect of the obligations contained in the Convertible Note) following a Liability Default (as such term is defined in the Convertible Note) occurring at any time, or from time to time, through the 2nd year anniversary of the Effective Date (collectively, the “Obligations”).

4. No Release. Nothing set forth in this Agreement shall relieve the Company from the performance of any term, covenant, condition or agreement on the Company’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or impose any obligation on the Holder to perform or observe any such term, covenant, condition or agreement on the Company’s part to be so performed or observed or shall impose any liability on the Holder for any act or omission on the part of the Company relating thereto or for any breach of any representation or warranty on the part of the Company contained in the Convertible Note or this Agreement, or in respect of the Collateral or made in connection herewith or therewith.

5. The Company’s Representations and Warranties. The Company represents and warrants and, so long as this Agreement is in effect, shall be deemed continuously to represent and warrant, that:

(a) No Liens. The Company is and will be the owner of all Collateral free from any Lien or other right, title or interest of any Person, other than Permitted Liens.

(b) Authority; Enforceability. The Company has full organizational power and authority and has taken all organizational action necessary to execute, deliver and perform this Agreement and the Convertible Note and to encumber and grant a security interest in the Collateral. This Agreement constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

(c) Other Financing Statements. There is no financing statement (or similar statement or instrument of registration under any jurisdiction) or any notice filed with any Governmental Authority covering or purporting to cover any interest of any kind in the Collateral. So long as any of the Obligations remain unpaid, the Company shall not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interest granted hereby by the Company.

(d) Security Interest; Necessary Filings. This Agreement creates a valid security interest of the Holder in the Collateral securing payment of the Obligations. All filings, registrations and recordings necessary, appropriate or reasonably requested by the Holder to create, preserve, protect and perfect the security interest granted by the Company to the Holder hereby in respect of the Collateral have or will be made on or before the date of this Agreement. The security interest granted to the Holder pursuant to this Agreement in and to the Collateral constitutes and hereafter will constitute a perfected security interest therein, superior and prior to the rights of all other persons therein and subject to no other Liens other than Permitted Liens.

(e) No Consents, etc. No other consent of any other Person (including, without limitation, members or creditors of the Company) and no consent, authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority (other than a court in connection with the exercise of judicial remedies by the Holder) or regulatory body is required either (i) for the pledge by the Company of the Collateral pursuant to this Agreement, or for the execution, delivery or performance of this Agreement by the Company, or (ii) for the exercise by the Holder of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

(f) Organization; Chief Executive Office; Name. The chief executive office of the Company is located at 831A Latour Court, Napa, California 94558. The Company’s legal name, as it appears in the records of the jurisdiction in which the Company is organized, is “Senetek plc” the Company has not done business during the past three years or since inception (whichever period is shorter) under any other name. The Company shall not change its name or move its chief executive office, except to such new location as the Company may establish in accordance with the last sentence of this Section 5(f). All tangible evidence of all Collateral and the only original books of account and records of the Company relating thereto are, and will continue to be, kept at such chief executive office, or at such new location for such chief executive office as the Company may establish in accordance with the last sentence of this Section 5(f). All Collateral are, and will continue to be, controlled and monitored (including, without limitation, for general accounting purposes) from, such chief executive office location shown above, or such new location as the Company may establish in accordance with the last sentence of this Section 5(f). The Company shall not establish a new location for its chief executive office nor shall it change its name until it shall have given to the Holder not less than 15 days’ prior written notice of its intention so to do, clearly describing such new location or name and providing such other information and taking such action in connection therewith as the Holder may request.

(g) The Company’s Structure. The Company is a corporation duly organized under the laws of England. The Company shall not change its organizational structure or the state in which it is organized without the prior written consent of the Holder and shall, in any such connection, take all action satisfactory to the Holder to maintain the perfection and proof of the security interest of the Holder in the Collateral intended to be granted hereby; provided, that, the foregoing shall not be deemed to prohibit any Permitted Transaction.

(h) The Company’s Tax and Organizational Identification Numbers. The Company’s tax identification number is 77-0039728.

(i) Collateral. All information set forth herein relating to the Collateral is accurate and complete in all material respects.

(j) Additional Representations, Warranties and Covenants of the Company. The Company hereby repeats each of the representations and warranties made by the Company and contained or incorporated by reference in the Convertible Note as fully as if each such representation and warranty were expressly set forth herein and expressly made herein by the Company on and as of the date hereof, each such representation and warranty being incorporated in this Agreement by reference mutatis mutandis.

6. The Company’s Covenants. The Company agrees and covenants for itself, its successors and permitted assigns that:

(a) Business Use; Protection of the Holder’s Security. The Collateral will be used solely for business purposes of the Company and will remain in the possession or under the control of the Company and will not be used for any unlawful purpose. The Collateral will not be misused, abused, wasted or allowed to deteriorate. The Company shall not take any action that impairs the rights of the Holder in the Collateral. The Company will mark any and all books and records to indicate the Security Interest. The Company will defend the Collateral against the claims and demands of all other parties against the Company or the Holder; will keep the Collateral free from all Liens, other than Permitted Liens; and (except with respect to Inventory which is addressed in Section 6(p) below) will not sell, transfer, lease, license, sublicense, assign, deliver or otherwise dispose of any Collateral or any interest therein without the prior written consent of the Holder. Without the prior written consent of the Holder, the Company will not sell, license, amend or permit the amendment of any License, Instrument, Contract or Chattel Paper in any manner which adversely affects the Holder’s security interest granted hereunder.

(b) Financing Statements. As promptly as practicable after the execution and delivery of this Agreement, the Company shall take all steps necessary to perfect and evidence the perfection of the first-priority security interest granted herein, including but not limited to doing so by the completion, signing and filing of UCC-1 Financing Statements, the filing of required or appropriate notices in the United States Patent and Trademark Office and the offices of any analogous patent and/or copyright and/or trademark registration offices, and the filing of such notices, statements or reports as may be required or appropriate under the applicable laws and with the applicable agencies or governmental bodies in England; provided that the Company hereby covenants and agrees to take all such actions in connection therewith as the Holder may reasonably request and to take such further or other actions in such regard as the Holder may reasonably request from time to time, including but not limited to any such actions relating to the renewal or extension of any provision for the continuing first-priority security interest of the Holder in the Collateral. The Company hereby irrevocably appoints the Holder as the Company’s attorney-in-fact to execute and deliver any and all UCC-1 Financing Statements, notices, statements, reports and other documents in furtherance of the foregoing, which power-of-attorney the parties hereto acknowledge and agree is coupled with an interest. The Company authorizes the Holder (i) to file financing statements against the Collateral and (ii) at the election of the Holder, to describe the Collateral as “all assets,” “all personal property,” or words of similar import. The Company will pay all costs of title searches and filing of financing statements, assignments and other documents in all public offices reasonably requested by the Holder, and will not, without the prior written consent of the Holder, file or authorize or permit to be filed in any public office any financing statement naming the Company as debtor and not naming the Holder as secured party.

(c) Further Actions. The Company shall at any time and from time to time take such steps as the Holder may reasonably request to insure the continued perfection and priority of the Holder’s security interest in any of the Collateral and of the preservation of its rights therein in any jurisdiction. Without limiting the foregoing, the Company will, at its own expense, deliver to the Holder, upon demand, all documents, instruments or other writings constituting, representing or relating to the Collateral or any part thereof. The Company shall, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Holder from time to time such lists, descriptions and designations of the Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Holder deems appropriate or advisable to exercise and enforce its rights and remedies hereunder with respect to any Collateral and to perfect, preserve or protect the security interest in the Collateral created by this Agreement.

(d) After Acquired Collateral. Any and all Collateral described or referred to in the granting clauses hereof which is hereafter acquired shall, and without any further conveyance, assignment or act on the part of the Company or the Holder, become and be subject to the security interests herein granted as fully and completely as though specifically described herein.

(e) Maintenance of Records. The Company shall keep and maintain at its own cost and expense satisfactory and complete records of each Receivable, in a manner consistent with prudent business practices, for at least seven years from the date on which such Receivable comes into existence, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto, and the Company shall make the same available to the Holder for inspection, at the Company’s own cost and expense, at any and all reasonable times upon demand. Upon the occurrence and during the continuance of an Event of Default, the Company shall, at its own cost and expense, deliver all tangible evidence of Receivables (including, without limitation, all documents evidencing Receivables) and such books and records to the Holder or to its representatives (copies of which evidence and books and records may be retained by the Company) at any time upon the Holder’s demand. Upon the occurrence and during the continuance of an Event of Default, the Holder may transfer a full and complete copy of the Company’s books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Receivables or the Holder’s security interest therein without the consent of the Company.

(f) Legend. The Company shall legend, in form and manner satisfactory to the Holder, the Receivables and other books, records and documents of the Company evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Holder has a security interest therein.

(g) Modification of Terms, etc. Subject to the provisions of Section 6(h), the Company shall not rescind or cancel any indebtedness evidenced by any Receivable equal to or in excess of $50,000 or modify any term thereof or make any adjustment with respect thereto, or extend or renew any such indebtedness, or compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or sell any such Receivable or interest therein, without the prior written consent of the Holder. The Company shall timely fulfill in all material respects all obligations on its part to be fulfilled under or in connection with the Receivables.

(h) Collection. The Company shall take all commercially reasonable actions to cause to be collected from the account debtor of each of the Receivables, as and when due (including, without limitation, Receivables that are delinquent), any and all amounts owing under or on account of such Receivable, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, except that the Company may allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise, and (ii) so long as no Event of Default shall exist and be continuing, such extensions of time to pay amounts due in respect of Receivables and such other modifications or payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, all in accordance with the Company’s ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including, without limitation, attorneys’ fees and the allocated costs of internal counsel) of collection, whether incurred by the Company or the Holder, shall be paid by the Company. Upon the occurrence and during the continuance of an Event of Default, the Holder shall have the right at any time to notify an account debtor or the obligor on any insurance with respect to a Receivable of the security interest herein and to make payment directly to the Holder.

(i) Protection of the Holder’s Security. The Company shall not take any action that impairs the rights of the Holder in the Collateral. The Company shall at all times keep the Inventory and Equipment insured by financially sound and reputable insurers in favor of the Holder as an additional insured, at the Company’s own expense, to the Holder’s reasonable satisfaction against fire, theft and all other risks to which the Collateral may be subject, in such amounts (but in no event less than the replacement cost thereof) and with such deductibles as would be maintained by operators of businesses similar to the business of the Company or as the Holder may otherwise require. The Holder shall be named as an additional named insured with respect to each policy or certificate of insurance.

(j) Maintenance of Equipment. The Company shall cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and to the extent consistent with past business practice in accordance with any manufacturer’s manual, and shall forthwith, or in the case of any loss or damage which (individually or in the aggregate) exceeds $50,000 to any of the Equipment (of which prompt notice shall be given to the Holder), as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable to such end.

(k) Securities. To the extent that any securities now or hereafter acquired by the Company are uncertificated and are issued to the Company or its nominee directly by the issuer thereof, the Company shall cause the issuer to note on its books the security interest of the Holder in such securities and shall cause the issuer, pursuant to an agreement in form and substance satisfactory to the Holder, to agree to comply with instructions from the Holder as to such securities, without further consent of the Company or such nominee. To the extent that any securities, whether certificated or uncertificated, or other financial assets now or hereafter acquired by the Company are held by the Company or its nominee through a securities intermediary, the Company shall (i) cause such securities intermediary to note on its books the security interest of the Holder in such securities or other financial assets and to confirm such notation promptly to the Holder, and (ii) at the request of the Holder, cause such securities intermediary, pursuant to an agreement in form and substance reasonably satisfactory to the Holder, to agree to comply with entitlement orders or other instructions from the Holder as to such securities or other financial assets, without further consent of the Company or such nominee.

(l) Letter of Credit Rights. To the extent that the Company is a beneficiary under any written letter of credit now or hereafter issued in favor of the Company, the Company shall deliver such letter of credit to the Holder. The Holder shall from time to time, at the request and expense of the Company, make such arrangements with the Company as are in the Holder’s reasonable judgment necessary and appropriate so that the Company may make any drawing to which the Company is entitled under such letter of credit, without impairment of the Holder’s perfected security interest in the Company’s rights to proceeds of such letter of credit or in the actual proceeds of such drawing. At the Holder’s request, the Company shall, for any letter of credit, whether or not written, now or hereafter issued in favor of the Company as beneficiary, execute and deliver to the issuer and any confirmer of such letter of credit an assignment of proceeds form, in favor of the Holder and reasonably satisfactory to the Holder and such issuer or (as the case may be) such confirmer, requiring the proceeds of any drawing under such letter of credit to be paid directly to the Holder for application as provided in the Note.

(m) Control Agreements; Bailee Acknowledgements. The Company shall at any time and from time to time take such steps as the Holder may reasonably request for the Holder (i) to obtain an acknowledgment, in form and substance satisfactory to the Holder, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Holder, (ii) to obtain control of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper, with any agreements establishing control to be in the form and substance satisfactory to the Holder, and (iii) otherwise to insure the continued perfection and priority of the Holder’s security interest in any of the Collateral and of the preservation of its rights therein in any jurisdiction.

(n) Commercial Tort Claims. If the Company shall at any time acquire a Commercial Tort Claim, the Company shall immediately notify the Holder in a writing signed by the Company of the details of such claim and grant to the Holder in such writing an express security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in the form and substance satisfactory to the Holder.

(o) Payment of Taxes: Claims. The Company shall pay promptly when due all property and other taxes, assessments and governmental charges or levies (other than those the Company is contesting in good faith and with respect to which it has made sufficient reserves on its financial statements) imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral.

(p) Ordinary Course of Business. Subject to any limitation contained in the Convertible Note, nothing in this Section 6 shall be deemed to prohibit (i) the sale of Inventory and the collection of Receivables by the Company in the ordinary course of business, (ii) the disposition and replacement of obsolete assets as necessary in the ordinary course of the Company’s business, or (iii) Permitted Transactions.

(q) No Impairment. The Company shall not enter into any agreement that would materially impair or conflict with the Company’s obligations hereunder or under the Convertible Note without the prior written consent of the Holder.

(r) No Additional Indebtedness. The Company agrees that it shall not incur any additional Indebtedness (as such term is defined in the Convertible Note) without the prior written consent of the Holder, which consent shall not be unreasonably withheld so long as such additional Indebtedness is Junior Debt (as such term is defined in the Convertible Note).

7. Reasonable Care. The Holder shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Holder, in its individual capacity, accords its own property, it being understood that the Holder shall not have responsibility for taking any necessary steps to preserve rights against any Person with respect to any Collateral.

8. Events of Default. The occurrence of a “Liability Default” under the Convertible Note shall constitute an “Event of Default” under this Agreement.

9. Remedies.

(a) Acceleration of Convertible Note. Upon the occurrence of an Event of Default, the Holder may, by notice to the Company, declare the aggregate unpaid principal balance of all the Convertible Note, to be immediately due and payable and thereupon all such amounts shall be and become immediately due and payable to the Holder.

(b) Obtaining the Collateral Upon Event of Default. If any Event of Default shall have occurred and be continuing, then and in every such case, the Holder may, at any time or from time to time during the continuance of such Event of Default take any or all of the following actions, all if which shall be at the Company’s expense, which expenses shall constitute Obligations secured by the Collateral:

(i) Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof from the Company or any other Person who then has possession of any part thereof, with or without notice or process of law, and for that purpose may enter upon the Company’s premises where any of the Collateral is located and remove such Collateral, and use in connection with such removal any and all services, supplies, aids and other facilities of the Company;

(ii) Instruct the obligor or obligors on any agreement, instrument or other obligation constituting the Collateral, to make any payment required by the terms of such agreement, instrument or other obligation directly to the Holder; provided, however, in the event that any such payments are made directly to the Company, the Company shall hold such payments in trust and shall segregate all amounts received pursuant thereto in a separate account and pay the same promptly to the Holder;

(iii) Sell, assign or otherwise liquidate, or direct the Company to sell, assign or otherwise liquidate, the Collateral, or any part thereof, and take possession of the proceeds of any such sale, assignment or liquidation; and/or

(iv) Take possession of the Collateral, or any part thereof, by directing the Company in writing to deliver the same to the Holder at any place or places designated by the Holder, in which event the Company shall at its own expense: (A) forthwith cause the same to be moved to the place or places so designated by the Holder and there delivered to the Holder; (B) store and keep any Collateral so delivered to the Holder at such place or places pending further action by the Holder; and (C) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. The Company’s obligation to deliver the Collateral is of the essence of this Agreement. Upon application to a court of equity having jurisdiction, the Holder shall be entitled to a decree requiring specific performance by the Company of such obligation.

(c) Other Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, the Holder may from time to time exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC at the time of an Event of Default.

(d) Waiver of Claims. Except as otherwise provided herein, the Company hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Holder’s taking possession, or the Holder’s disposition of any of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Company would otherwise have under law, and the Company hereby further waives to the extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Holder’s rights hereunder, and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all rights, title, interest, claim and demand, either at law or in equity, of the Company therein and thereto, and shall be a perpetual bar both at law and in equity against the Company and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, from, through or under the Company.

(e) Notice. Without in any way requiring notice to be given in the following time and manner, the Company agrees that any notice by the Holder of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Company if such notice is delivered in accordance with Section 15(h) hereof and is given at least five days prior to the intended action which is the subject matter thereof.

10. Payments After an Event of Default. All payments received and amounts realized by the Holder pursuant to Section 9, including all such payments and amounts received after the entire unpaid principal amount of the Convertible Note has been declared due and payable, as well as all payments or amounts then held or thereafter received by the Holder as part of the Collateral while an Event of Default shall be continuing, shall be promptly applied and distributed by the Holder in the following order of priority:

(a) first, to the payment of all costs and expenses, including reasonable legal expenses and attorneys’ fees for one counsel in each jurisdiction in which counsel may be required, incurred or made hereunder or under the Convertible Note by the Holder, whether or not constituting Obligations, including, without limitation, any such costs and expenses of foreclosure or suit, if any, and of any sale or the exercise of any other remedy under Section 9, and of all taxes, assessments or liens superior to the lien granted under this Agreement, except any taxes, assessments or other superior lien subject to which any said sale under Section 9 hereof may have been made; and

(b) second, to the payment to the Holder of the amount then owing or unpaid on the Convertible Note; and

(c) third, to the payment of the balance or surplus, if any, to the Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

11. The Holder’s Right to Cure; Reimbursement. In the event the Company should fail to do any act as herein provided, the Holder may, but without obligation to do so, without notice to the Company, and without releasing the Company from any obligation hereof, make or do the same in such manner and to such extent as the Holder may deem necessary to protect the Collateral, including, without limitation, the defense of any action purporting to affect the Collateral or the rights or powers of the Holder hereunder, at the Company’s expense. The Company shall reimburse the Holder for expenses reasonably incurred under this Section 11 and any such expenses not reimbursed will constitute Obligations secured by the Collateral.

12. Expenses. The Company will upon demand pay to the Holder the amount of any and all reasonable expenses, including the fees and expenses of its counsel and the allocated fees and expenses of staff counsel and the fees and expenses of any experts and agents, which the Holder may incur in connection with (a) the collection of the Obligations, (b) the administration of this Agreement, (c) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (d) the exercise or enforcement of any of the rights of the Holder hereunder, or (e) the failure by the Company to perform or observe any of the provisions hereof. All amounts payable by the Company under this Section 12 shall be due upon demand and shall be part of the Obligations. The Company’s obligations under this Section 12 shall survive the termination of this Agreement and the discharge of the Company’s other obligations hereunder.

13. Indemnity.

(a) Indemnity. The Company agrees to indemnify, reimburse and hold the Holder and its successors, assigns, officers, directors, stockholders, members, managers, employees, agents, representatives, heirs, attorneys and servants (collectively, “Indemnitees”) harmless from and against any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses (including, without limitation, attorneys’ fees and expenses and the allocated costs of internal counsel) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement or the Convertible Note or in any other way connected with the administration of the transactions contemplated hereby or the enforcement of any of the terms hereof, or the preservation of any rights hereunder, or in any way relating to or arising out of the manufacture, processing, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any Governmental Authority, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee)), or property damage, or contract claim; provided, that the Company shall have no obligation to an Indemnitee hereunder to the extent it is judicially determined by a final order or decree that such indemnified liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee. Any Indemnitee shall provide the Company with prompt notice of all third party actions, suits, proceedings, claims, demands or assessments subject to the indemnification provisions of this Section 13(a) (collectively, “Third Party Claims”), and provide the Company with notice of all other claims or demands for indemnification pursuant to this Section 13(a); provided, however, that the failure to provide timely notice shall not affect the Company’s indemnification obligations except to the extent the Company shall have been materially prejudiced by such failure. The Company shall, if requested by such Indemnitee, resist and defend any Third Party

Claim or cause the same to be resisted and defended by counsel reasonably satisfactory to such Indemnitee. Each Indemnitee shall, unless any other Indemnitee has made the request described in the preceding sentence and such request has been complied with, have the right to employ its own counsel (or internal counsel) to investigate and control the defense of any matter covered by the indemnity set forth in this Section 13, and the fees and expenses of such counsel shall be paid by the Company; provided that, only to the extent no conflict exists between or among the Indemnitees as reasonably determined by the Indemnitees, the Company shall not be obligated to pay the fees and expenses of more than one counsel for all Indemnitees as a group with respect to any such matter, action, suit or proceeding.

(b) Misrepresentations. Without limiting the application of subsection 13(a), the Company agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by the Company in this Agreement or the Convertible Note or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Agreement or the Convertible Note.

(c) Contribution. If and to the extent that the obligations of the Company under this Section 13 are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law.

(d) Survival. The obligations of the Company contained in this Section 13 shall survive the termination of this Agreement and the discharge of the Company’s other obligations hereunder and under the Convertible Note.

(e) Reimbursement. Any amounts paid by an Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral.

14. Termination; Release. This Agreement shall terminate (a) on the satisfaction in full of all of the Obligations, or (b) if no Liability Default occurs prior to the 2nd year anniversary of the date hereof (or if a Liability Default does occur, but is cured prior to the 2nd year anniversary of the date hereof and the Holder has not exercised its right to accelerate payment of the Convertible Note or exercised any other remedy under the Convertible Note or this Agreement), then on such 2nd year anniversary, and, in either case, on such termination, the Holder shall release to the Company the security interest granted in the Collateral hereunder and, upon the request and at the expense of the Company, forthwith assign, transfer and deliver to the Company, against receipt and without recourse to or warranty by the Holder, such of the Collateral to be released as may then be in the possession of the Holder and proper instruments acknowledging the termination of this Agreement or the release of such Collateral, as the case may be; provided, that if, after receipt of any payment of all or any part of the Obligations, the Holder is for any reason compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, this Agreement shall continue in full force notwithstanding any contrary action which may have been taken by the Holder in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Holder’s rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

15. Miscellaneous.

(a) Entire Agreement; Amendment. This Agreement, the Note Purchase Agreement and the Convertible Note set forth the entire understanding of the parties with respect to the subject matter hereof and supersede all existing agreements among them concerning such subject matter. This Agreement may only be amended or modified by a written instrument duly executed by the Company and the Holder.

(b) Successors and Assigns. This Agreement, together with the covenants and warranties contained in it, shall inure to the benefit of the Holder, the Holders and their respective successors, assigns, heirs and personal representatives, and shall be binding upon the Company, its successors and permitted assigns; provided, that the Company may not assign this Agreement without the prior written consent of the Holder. No other Persons (including, without limitation, any other creditor of the Company) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing, the Holder may assign or otherwise transfer any indebtedness held by it and secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such the Holder, herein or otherwise, subject, however, to the provisions of the Convertible Note.

(c) No Waiver; Cumulative Remedies. No failure on the part of the Holder to exercise, no course of dealing with respect to, and no delay on the part of the Holder in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law. In the event the Holder shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Holder, then and in every such case, the Company and the Holder shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Holder shall continue as if no such proceeding had been instituted.

(d) Governing Law. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

(e) Consent to Jurisdiction and Service of Process. The Company irrevocably consents to the jurisdiction of the courts of New York County, New York in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 15(h). Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Holder to bring proceedings against the Company in the courts of any other jurisdiction.

(f) WAIVER OF JURY TRIAL. DEBTOR HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH IT IS A PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

(g) Severability of Provisions. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person, party or circumstance, it shall nevertheless remain applicable to all other persons, parties and circumstances.

(h) Notices. All notices and other communications required or permitted under this Agreement shall be sent by registered or certified mail, postage prepaid, overnight courier, confirmed telex or facsimile transmission (provided, that a copy is also set by registered or certified mail), or delivered by hand or by messenger, addressed:

If to the Company
or any Subsidiary:	Senetek plc
301 Central Ave, #384
Hilton Head, South Carolina 29926
Attention: John Ryan, Chief Executive Officer
Tel: 842.290.8930
Fax: 843.842.7248
Email: jryan@senetek.net

With a copy to:	DLA Piper LLP
1251 Avenue of the Americas
New York, New York 10020-1104
Attention: William N. Haddad
Tel: 212.335.4998
Fax: 212.884.8498
Email: william.haddad@dlapiper.com

If to an Investor:	DMRJ Group, LLC
152 West 57th Street, 54th Floor
New York, New York 10019
Attention: David Levy
Tel: 212.582.2222
Fax: 212.582.2424
Email: dlevy@platinumlp.com

With a copy to:	Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
666 Third Avenue
New York, New York 10017
Attention: Dan DeWolf, Esq.
Tel: 212.935.3000
Fax: 212.983.3115
Email: ddewolf@mintz.com

or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 6.3. Any notice given by means other than as set forth above shall be deemed effective upon receipt.

(i) Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereby may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Facsimile signatures shall be deemed originals for all purposes hereunder.

(j) Headings. The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Collateral Pledge and Security Agreement on the date set forth above.

SENETEK PLC

By:
John Ryan, Chief Executive Officer

DMRJ GROUP, LLC
By: Platinum Partners Value Arbitrage Fund L.P., its Managing Member

By:
	Name:	David Levy
	Title:	Manager